EXHIBIT 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) executed on January __, 2025 and becoming effective on the Effective Date, between AgriFORCE Growing Systems Ltd. (the Company, each Material Subsidiary, and each other Person who becomes a party to this Agreement by execution of a joinder in the form of Exhibit A attached hereto, which shall include all Material Subsidiaries of the Company formed or acquired after the date hereof are hereinafter sometimes referred to individually as a “Debtor” and, collectively, as the “Debtors”) and [                        ], each in its capacity as a Purchaser (as defined in the Purchase Agreement (as hereinafter defined)) (together with its respective successors and permitted assigns, each a “Secured Party” and collectively, the “Secured Parties”) who execute this Agreement.

WHEREAS, the Secured Parties are purchasing from the Company certain Notes (as defined in the Purchase Agreement) in an original aggregate principal amount of up to $50,000,000 (each as may be amended, supplemented, restated or modified and in effect from time to time);

WHEREAS, the Notes are being acquired by the Secured Parties, and the Secured Parties have made certain financial accommodations to the Company pursuant to the Securities Purchase Agreement, dated as of the date of this Agreement, by and among the Company and the Secured Parties (as the same may be amended, restated, supplemented or otherwise modified from time-to-time, the “Purchase Agreement”). Capitalized words and terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement;

WHEREAS, each Debtor will derive substantial direct or indirect benefit and advantage from the financial accommodations to the Company set forth in the Purchase Agreement and the Notes, and it will be to each such Debtor’s direct or indirect interest and economic benefit to assist the Company in procuring said financial accommodations from the Secured Parties;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein. In addition, as used herein:

“Accounts” means any “account,” as such term is defined in the UCC, and, in any event, shall include, without limitation, “supporting obligations” as defined in the UCC.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Agent” shall mean [               ]1.

1 Purchasers to advise as to whether there will be a Collateral Agent appointed.

“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyrights” means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of a Debtor.

“Documents” means any “documents,” as such term is defined in the UCC, and shall include, without limitation, all documents of title (as defined in the UCC), bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Effective Date” means the date that the security interest granted to Jutland Investments LLC in all of the Company’s assets is terminated and all UCC-1 Financing Statements relating thereto have been terminated.

“Equipment” means any “equipment,” as such term is defined in the UCC and, in any event, shall include, Motor Vehicles.

“Event of Default” shall have the meaning set forth in the Notes.

“Excluded Assets” means any lease, license or other agreement or any property subject to a capital lease, purchase money security interest or similar arrangement, to the extent that a grant of a Lien thereon in favor of the [Collateral Agent] would violate or invalidate such lease, license, agreement or capital lease, purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Debtors), so long as such provision exists and so long as such lease, license or agreement was not entered into in contemplation of circumventing the obligation to provide Collateral hereunder or in violation of the Purchase Agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy code, or principles of equity.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.

“Goods” means any “goods”, as such term is defined in the UCC, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the UCC.

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“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over any Debtor or any of its subsidiaries, or any of their respective properties, assets or undertakings.

“Instruments” means any “instrument,” as such term is defined in the UCC, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the UCC), and Chattel Paper.

“Inventory” means any “inventory,” as such term is defined in the UCC.

“Investment Property” means any “investment property”, as such term is defined in the UCC.

“Material Subsidiary” refers to each Subsidiary of the Company which has (i) generated at least 5% of the Company’s consolidated revenues during any fiscal quarter over a 12-month period consisting of the last three Form 10-Qs and one Form 10-k filed with the Securities and Exchange Commission (the “Fiscal Period”) , (ii) at least 5% of consolidated assets as of the end of any fiscal quarter during the Fiscal Period, or (iii) is engaged in or was formed to engage in the exploration, drilling and completion or production of oil and/or gas.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Obligations” means the full amount due under each Note, as it may change from time-to-time, and the cash payment obligations of the Company under the Transaction Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

“Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions, and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Permitted Indebtedness” has the meaning set forth in the Notes.

“Permitted Lien” means (i) the Liens set forth in Schedule 3.1(m) of the Purchase Agreement, (ii) Liens as do not materially affect the value of the Collateral and do not materially interfere with the use made and proposed to be made of such Collateral by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.

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“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

“Representative” means any Person acting as agent, representative or trustee on behalf of the [Collateral Agent] from time-to-time.

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by a Debtor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

“Trademarks” means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern.

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Section 2. Representations, Warranties and Covenants of the Debtors. Each Debtor represents and warrants to, and covenants with, the [Collateral Agent] and each Secured Party as follows:

(a) Subject to the Permitted Liens, such Debtor has or will have rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Debtor acquiring the same) and no Lien other than a Permitted Lien exists upon such Collateral.

(b) Subject to the Permitted Liens, this Agreement is effective to create in favor of the [Collateral Agent] a valid security interest in and Lien upon all of such Debtor’s right, title and interest in and to the Collateral.

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Debtor hereby pledges and grants to the [Collateral Agent], for the benefit of itself and each Secured Party, a Lien on and security interest in and to all of such Debtor’s right, title and interest all of the properties and assets of such Debtor, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located and of every kind, nature and description, whether tangible or intangible, including, but not limited to, the following (all being collectively referred to herein as “Collateral”):

(a) all Instruments, together with all payments thereon or thereunder:

(b) all Accounts;

(c) all Inventory;

(d) all General Intangibles (including payment intangibles (as defined in the UCC) and Software);

(e) all Equipment;

(f) all Documents;

(g) all Contracts;

(h) all Goods;

(i) all Investment Property, including without limitation all equity interests now owned or hereafter acquired by such Debtor;

(j) all Deposit Accounts, including, without limitation, the balance from time to time in all bank accounts maintained by such Debtor;

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(k) all Trademarks, Patents and Copyrights and licenses related to such Trademarks, Patents and Copyrights; and

(l) all other tangible and intangible property of such Debtor, including, without limitation, all interests in real property, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Debtor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Debtor, or any computer bureau or service company from time to time acting for such Debtor.

(m) As of the date of this Agreement, the Company does not have any Subsidiaries.

Notwithstanding anything to the contrary contained herein or in any Transaction Document, in no event shall the security interest granted herein or therein attach to any Excluded Assets.

Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Debtor hereby agrees as follows:

4.1 Maintenance, etc.

(a) Books and Records. Each Debtor shall maintain at its own cost and expense reasonably complete and accurate books and records of the Collateral, including, without limitation, a record of payments received and credits granted with respect to the Collateral. Upon the occurrence and during the continuation of any Event of Default, each Debtor shall deliver and turn over any such books and records (or true and correct copies thereof) to the [Collateral Agent] or its Representative at any time on demand. Each Debtor shall permit the [Collateral Agent] or any Representative of the [Collateral Agent] to inspect such books and records at any time during reasonable business hours and upon reasonable notice; provided that a representative of such Debtor may attend such inspection, if desired by such Debtor, and will provide photocopies thereof at such Debtor’s expense to the Collateral Agent or its Representative upon reasonable request of the [Collateral Agent] or its Representative.

(b) Notice to Account Debtors; Verification. Upon the occurrence and during the continuance of any Event of Default, (i) upon request of the [Collateral Agent] or its Representative, each Debtor shall promptly notify (and each Debtor hereby authorizes the [Collateral Agent] and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the [Collateral Agent] hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the [Collateral Agent] and (ii) the [Collateral Agent] and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral.

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(c) Further Identification of Collateral. Each Debtor will, when and as often as reasonably requested by the [Collateral Agent] or its Representative, furnish to the [Collateral Agent] or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the [Collateral Agent] or its Representative may reasonably request, all in reasonable detail.

4.2 Other Liens. Other than Permitted Liens as defined in the Notes, Debtors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Indebtedness, and will defend the right, title and interest of the Secured Parties in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

4.3 Preservation of Rights. Whether or not an Event of Default has occurred or is continuing, and subject to a minimum of 5 business days’ notice to the Debtor when an Event of Default has not occurred and is not continuing, the [Collateral Agent] and its Representative may, but shall not be required to, take any steps the [Collateral Agent] or its Representative reasonably deems reasonably necessary or reasonably appropriate to preserve any Collateral or any rights against third parties to any of the Collateral, including obtaining insurance for the Collateral at any time when such Debtor has failed to do so, and Debtors shall promptly pay, or reimburse the [Collateral Agent] for, all reasonable and documented out of pocket expenses incurred in connection therewith.

4.4 Formation of Material Subsidiaries; Name Change; Location; Bailees.

(a) If any Collateral is at any time in the possession or control of any warehousemen, bailee, consignee or processor, such Debtor shall, upon the reasonable request of the [Collateral Agent] or its Representative, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby.

(b) Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the [Collateral Agent] and agrees that it will not do so without the prior written consent of the [Collateral Agent], subject to such Debtor’s rights under Section 9-509(d)(2) to the UCC.

(c) No Debtor shall enter into any Contract that restricts or prohibits the grant to any Secured Party of a security interest in favor of the [Collateral Agent] in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing.

4.5 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing subject to Permitted Liens:

(a) each Debtor shall, at the request of the [Collateral Agent] or its Representative, assemble the Collateral and make it available to the [Collateral Agent] or its Representative at a place or places designated by the [Collateral Agent] or its Representative which are reasonably convenient to the [Collateral Agent] or its Representative, as applicable, and such Debtor;

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(b) the [Collateral Agent] or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the [Collateral Agent] shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to: (i) upon three (3) Trading Days’ prior written notice to each Debtor, exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the [Collateral Agent] were the sole and absolute owner thereof (and each Debtor agrees to take all such action as may be appropriate to give effect to such right) and (ii) the appointment of a receiver or receivers for all or any part of the Collateral or business of a Debtor, whether such receivership be incident to a proposed sale or sales of such Collateral or otherwise and without regard to the value of the Collateral or the solvency of any person or persons liable for the payment of the Obligations secured by such Collateral. Each Debtor hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of the [Collateral Agent] or any Secured Party under this Agreement. Each Debtor hereby expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver;

(d) the [Collateral Agent] or its Representative in its discretion may, in the name of the [Collateral Agent] or in the name of a Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(e) the [Collateral Agent] or its Representative may take immediate possession and occupancy of any premises owned, used or leased by a Debtor and exercise all other rights and remedies which may be available to the [Collateral Agent] or a Secured Party;

(f) the [Collateral Agent] may, upon reasonable notice (such reasonable notice to be determined by the [Collateral Agent] in its sole and absolute discretion, which shall not be less than 10 days), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the [Collateral Agent] or its Representative, sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the [Collateral Agent] deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the [Collateral Agent] or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Debtors, any such demand, notice and right or equity being hereby expressly waived and released. The [Collateral Agent] may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

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(g) the rights, remedies and powers conferred by this Section 4.5 are in addition to, and not in substitution for, any other rights, remedies or powers that the [Collateral Agent] or any Secured Party may have under any Transaction Document, at law, in equity or by or under the UCC or any other statute or agreement. The [Collateral Agent] may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the [Collateral Agent] will be exclusive of or dependent on any other. The [Collateral Agent] may exercise any of its rights, remedies or powers separately or in combination and at any time.

The proceeds of each collection, sale or other disposition under this Section 4.5 shall be applied in accordance with Section 4.8 hereof.

4.6 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the reasonable and documented costs and expenses of such realization and the payment in full of the Obligations, Debtors shall remain jointly and severally liable for any deficiency.

4.7 Private Sale. Each Debtor recognizes that the [Collateral Agent] may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and each Debtor agrees that it is not commercially unreasonable for the [Collateral Agent] to engage in any such private sales or dispositions under such circumstances. The [Collateral Agent] shall be under no obligation to delay a sale of any of the Collateral to permit a Debtor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if Debtors would agree to do so. The [Collateral Agent] shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and so long as the [Collateral Agent] conducts such sale in a commercially reasonable manner each Debtor hereby waives any claims against the [Collateral Agent] or any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the [Collateral Agent] accepts the first offer received and does not offer the Collateral to more than one offeree.

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Each Debtor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Debtor’s expense. Each Debtor further agrees that a breach of any of the covenants contained in this Section 4.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.7 shall be specifically enforceable against Debtors by the [Collateral Agent] of behalf of each Secured Party, and each Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

4.8 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the [Collateral Agent] under this Agreement, shall be applied to the Obligations in accordance with the Pro Rata Portion of each Secured Party. “Pro Rata Portion” shall mean the ratio of (x) the subscription amount of the Notes purchased by a Secured Party participating under this Section 4.8 and (y) the sum of the aggregate subscription amounts of the Notes purchased by all Secured Parties participating under this Section 4.8.

4.9 Attorney-in-Fact2. Each Debtor hereby irrevocably constitutes and appoints the [Collateral Agent], with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, upon the occurrence and during the continuation of an Event of Default (except in connection with the perfection of the security interest granted to the [Collateral Agent] hereunder), from time to time in the discretion of the [Collateral Agent], for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or protect any security interest granted hereunder, to maintain the perfection or priority of any security interest granted hereunder, or to otherwise accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, hereby gives the [Collateral Agent] the power and right, on behalf of such Debtor, without notice to or assent by such Debtor (to the extent permitted by applicable law), to do the following upon the occurrence and during the continuation of an Event of Default:

(a) to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;

(b) upon the occurrence and during the continuation of an Event of Default, to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the [Collateral Agent] for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the [Collateral Agent] for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

2 This Attorney-in-Fact provision will be removed if there is no Collateral Agent.

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(c) to pay or discharge charges or liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

(d) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the [Collateral Agent] or as the [Collateral Agent] shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

(e) upon the occurrence and during the continuation of an Event of Default, to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

(f) upon the occurrence and during the continuation of an Event of Default, to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(g) upon the occurrence and during the continuation of an Event of Default, to defend any suit, action or proceeding brought against a Debtor with respect to any Collateral;

(h) upon the occurrence and during the continuation of an Event of Default, to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the [Collateral Agent] may deem appropriate;

(i) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the [Collateral Agent] were the absolute owners thereof for all purposes; and

(j) to do, at the [Collateral Agent’s] option and at such Debtor’s expense, at any time, or from time to time, all acts and things which the [Collateral Agent] reasonably deems necessary to protect or preserve or, upon the occurrence and during the continuation of an Event of Default, realize upon the Collateral and the Secured Parties’ Liens therein, in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

Each Debtor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof provided the same is performed in a commercially reasonable manner. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full in cash (other than Obligations which expressly survive by their terms and contingent indemnification Obligations) and this Agreement is terminated in accordance with Section 4.10 hereof.

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Each Debtor also authorizes the [Collateral Agent] at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Debtor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.5 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

4.10 Termination; Partial Release of Collateral. This Agreement and the Liens and security interests granted hereunder shall not terminate until the full and complete performance and indefeasible satisfaction of all of the Obligations (other than Obligations which expressly survive by their terms and contingent indemnification Obligations), whereupon the [Collateral Agent] shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to or on the order of Debtors. The [Collateral Agent] shall execute and deliver to Debtors upon such termination all such documentation as shall be reasonably requested by Debtors or otherwise necessary to effect the termination and release of all Liens and security interests in favor of the [Collateral Agent] affecting the Collateral. Notwithstanding anything to the contrary in this Agreement, upon full and complete satisfaction of the Obligations (other than Obligations which expressly survive by their terms and contingent indemnification Obligations), Debtors obligations under this Agreement shall immediately terminate and any Liens shall thereupon be void. If any of the Collateral shall be sold, transferred to or otherwise disposed of by any Debtor in a transaction permitted by and in compliance with all applicable provisions of the applicable Transaction Document, then the Liens granted hereunder with respect to such Collateral shall be automatically released (unless otherwise specified herein or in the other Transaction Documents), all without delivery of any instrument or performance of any act by any party, and the [Collateral Agent] shall, at the written request and sole expense of such Debtor, execute and deliver to such Debtor all releases or other documents reasonably necessary or reasonably desirable for the release of the Liens created hereby on such Collateral.

4.11 Further Assurances. At any time and from time to time, upon the written reasonable request of the [Collateral Agent] or its Representative, and at the sole expense of Debtors, Debtors will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the [Collateral Agent] or its Representative may reasonably require in order for the [Collateral Agent] to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the [Collateral Agent], including, without limitation, using Debtors’ commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the [Collateral Agent] of any Collateral held by Debtors or in which a Debtor has any rights not heretofore assigned.

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4.12 Limitation on Duty of Secured Party. The powers conferred on the [Collateral Agent] under this Agreement are solely to protect the [Collateral Agent’s] interest on behalf of itself and the other Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. The [Collateral Agent] shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither [Collateral Agent] nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Debtors for any act or failure to act, except for gross negligence, bad faith or willful misconduct. Without limiting the foregoing, the [Collateral Agent] and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the [Collateral Agent] or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the [Collateral Agent] nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.

Also without limiting the generality of the foregoing, neither the [Collateral Agent] nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the [Collateral Agent] of a security interest therein or assignment thereof or the receipt by the [Collateral Agent] or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the [Collateral Agent] or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of Debtors under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 5. Miscellaneous.

5.1 No Waiver. No failure on the part of the [Collateral Agent] or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the [Collateral Agent] or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

5.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Security Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

5.3 Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement. Debtors and [Collateral Agent] may change their respective notice addresses by written notice given to each other party five days prior to the effectiveness of such change.

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5.4 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Debtor sought to be charged or benefited thereby and the Secured Parties holding a majority of the outstanding principal of the Notes. Any such amendment or waiver shall be binding upon all the Secured Parties (including the [Collateral Agent] in its capacity as a Secured Party) and the Debtor(s) sought to be charged or benefited thereby and their respective successors and assigns.

5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that no Debtor shall assign or transfer its rights hereunder without the prior written consent of each Secured Party. Any Secured Party, including the [Collateral Agent] in its capacity as a Secured Party, may assign its rights hereunder without the consent of Debtors, in which event such assignee shall be deemed to be a Secured Party and/or [Collateral Agent], as applicable, hereunder with respect to such assigned rights.

5.6 Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

5.7 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the [Collateral Agent], its Representative and each other Secured Party (and all of their respective successors and assigns) in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.8 Exclusive Jurisdiction. Any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced only as provided in the Purchase Agreement.

5.9 Waiver of Right to Trial by Jury. Each Debtor and each Secured Party waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. Each Debtor and each Secured Party agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 5.9 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

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5.10 Joint and Several. The obligations, covenants and agreements of Debtors hereunder shall be the joint and several obligations, covenants and agreements of each Debtor, whether or not specifically stated herein without preferences or distinction among them.

5.11 [Collateral Agent] and Secured Parties Indemnification.

(a) Each Secured Party has, pursuant to the Purchase Agreement, designated and appointed the [Collateral Agent] as the administrative agent of such Secured Party under this Agreement and the related agreements.

(b) Nothing in this Section 5.11 shall be deemed to limit or otherwise affect the rights of the [Collateral Agent] to exercise any remedy provided in this Agreement or any other Transaction Document.

(c) If pursuant to any Transaction Document a Secured Party (including the [Collateral Agent]) is given the discretion to allocate proceeds received by such Secured Party (including the [Collateral Agent]) pursuant to the exercise of remedies under the Transaction Documents or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other collateral security provided for under any Transaction Document), the [Collateral Agent] shall apply such proceeds to the then outstanding Obligations in the following order of priority (with amounts received being applied in the numerical order set forth below until exhausted prior to the application to the next succeeding category and each Secured Party entitled to payment shall receive an amount equal to its Pro Rata Portion of amounts available to be applied pursuant to clauses second, third and fourth below):

first, to payment of fees, costs and expenses (including reasonable attorney’s fees) owing to the [Collateral Agent];

second, to payment of all accrued unpaid interest and fees (other than fees owing to [Collateral Agent]) on the Obligations;

third, to payment of principal of the Obligations;

fourth, to payment of any other amounts owing constituting Obligations; and

fifth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

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(d) Each Debtor agrees, jointly and severally, to indemnify, defend and hold harmless the [Collateral Agent (both in its capacity as collateral agent hereunder and as a Secured Party)], every other Secured Party, their respective successors and assigns and all of their respective officers, directors, shareholders, members, managers, partners, employees, attorneys and agents, and any Person in control of any thereof (collectively, the “Indemnitees”), from and against any claims, debts, liabilities, losses, demands, obligations, actions, causes of action, fines, penalties, reasonable and documented out of pocket costs and expenses (including attorneys’ fees and consultants’ fees), of every nature, character and description (each, an “Indemnified Liability” and collectively the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such Indemnified Liability arises out of or is based upon any of the transactions contemplated by this Agreement, any other Transaction Document, any of the Obligations, or any other cause or thing whatsoever occurred, done, omitted or suffered to be done by a Debtor relating to any Secured Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence, bad faith or willful misconduct of such Indemnitees, as finally determined by a court of competent jurisdiction); but limited, in the case of legal fees and expenses, to one counsel to all such Indemnitees, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole (and, if reasonably necessary, one local counsel in any relevant jurisdiction to all such Persons, taken as a whole and, solely in the case of any such an actual or potential conflict of interest, one additional local counsel to all affected Indemnitees taken as a whole, in each such relevant jurisdiction)). If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, each Debtor agrees to jointly and severally make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of each Debtor under this Section 5.11(d) shall survive any termination of this Agreement or any other Transaction Document.

5.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.13 Entire Agreement; Amendment. This Agreement, together with the other transaction documents, supersedes all other prior oral or written agreements between the Secured Parties, the [Collateral Agent], the Debtors, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, together with the other transaction documents and the other instruments referenced herein and therein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the secured party nor any Debtor makes any representation, warranty, covenant or undertaking with respect to such matters. As of the date of this Agreement, there are no unwritten agreements between the parties with respect to the matters discussed herein. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Debtors and the Secured Party.

- Remainder of Page Intentionally Left Blank; Signature Page Follows -

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

DEBTORS:

AgriFORCE Growing Systems, Ltd.

By:
Name:	Jolie Kahn
Title:	Chief Executive Officer

PURCHASER:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

EXHIBIT A

Form of Joinder

Joinder to Security Agreement

The undersigned, ______________________________, hereby joins in the execution of that certain Security Agreement dated as of __________________, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by the Debtors (as defined therein), the Secured Parties (as defined therein), and each other Person that becomes a Debtor or a Secured Party thereunder after the date thereof and hereof and pursuant to the terms thereof, to and in favor of [                ], a business entity organized under the laws of the [                ], in its capacity as [Collateral Agent] for the Secured Parties. By executing this Joinder, the undersigned hereby agrees that it is a Debtor thereunder and agrees to be bound by all of the terms and provisions of the Security Agreement. The undersigned represents and warrants that the representations and warranties set forth in the Security Agreement are, with respect to the undersigned, true and correct as of the date hereof.

________________, a ________

By:
Title:
FEIN: ______________